UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 14, 2026

Date of Report (Date of earliest event reported)

DELEK LOGISTICS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)

(615) 771-6701

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 14, 2026, Delek Logistics Partners, LP (the “Partnership”) issued a press release announcing the closing of its underwritten public offering of 4,600,000 common units representing limited partner interests in the Partnership, including 600,000 common units sold pursuant to the underwriters’ full exercise of their option to purchase additional common units, at a price of $50.00 per unit. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Delek Logistics Partners, LP dated August 14, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2026	DELEK LOGISTICS PARTNERS, LP By: Delek Logistics GP, LLC its general partner

/s/ Robert Wright
Name: Robert Wright Title: Executive Vice President and Chief Financial Officer